As filed with the Securities and Exchange Commission on April 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-2477875
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Penn Plaza

New York, New York 10119

(973) 305-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary G. Michael

Executive Vice President, General Counsel & Corporate Secretary

70 Speedwell Avenue

Morristown, New Jersey 07960

(973) 305-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ellen S. Knarr

Gretchen Blauvelt-Marquez

Day Pitney LLP

One Jefferson Road

Parsippany, New Jersey 07054

(973) 966-6300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

VALLEY NATIONAL BANCORP

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

DEPOSITARY SHARES

WARRANTS

UNITS

Valley National Bancorp or one or more selling security holders to be identified in the future may from time to time offer and sell the securities listed above. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before investing in our securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “VLY.”

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation (“FDIC”), the Bank Insurance Fund or any other government agency or instrumentality.

INVESTING IN OUR SECURITIES INVOLVES RISKS. POTENTIAL PURCHASERS OF THE SECURITIES SHOULD CONSIDER THE INFORMATION SET FORTH IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS, IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AND IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf process, we may from time to time offer any combination of the following securities described in this prospectus in one or more offerings in an unlimited amount: common stock, preferred stock, debt securities, depositary shares, warrants, and/or units. In this prospectus, we sometimes refer to the common stock, preferred stock, debt securities, depositary shares, warrants and units collectively as “offered securities.” Unless otherwise indicated or the context requires otherwise, references in this prospectus to “Valley,” “we,” “us,” and “our” are to Valley National Bancorp and not to any of its subsidiaries. References to the “Bank” are to our principal subsidiary, Valley National Bank.

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell offered securities, we will provide a prospectus supplement containing specific information about the securities being offered, including the specific amounts, prices and terms of the offered securities. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those offered securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For additional information about us and the securities offered under this prospectus, we refer you to the registration statement containing this prospectus, including the exhibits to the registration statement.

When acquiring any offered securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the offered securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

We may sell offered securities to underwriters who will sell the offered securities to the public on terms fixed at the time of sale. In addition, offered securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase offered securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with it. For further information about us, reference is made to the registration statement and the exhibits filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC, including the registration statement of which this prospectus forms a part, at http://www.sec.gov and on our website at www.valley.com. Information on our website is not part of or incorporated by reference into this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we have already filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024 (the “2023 Annual Report”);

•	Current Report on Form 8-K filed on February 21, 2024;

•	Portions of the Definitive Proxy Statement for our 2024 Annual Meeting of Shareholders filed with the SEC on April 5, 2024 that are incorporated by reference into the 2023 Annual Report; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed on October  9, 2018, and any amendment or report filed under the Exchange Act, for the purpose of updating such description, including Exhibit 4.F to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 1, 2023.

We also incorporate by reference any future filings that we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed), on or after the date of this prospectus until we have terminated the offerings to which this prospectus relates. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC. Any such information so updated or replaced shall not be deemed, except as so updated or replaced, to constitute a part of this prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:

Valley National Bancorp

70 Speedwell Avenue

Morristown, New Jersey 07960

Attention: Shareholder Relations Department

Telephone: 973-305-3380

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any such prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “intend,” “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

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the impact of monetary and fiscal policies of the federal government and its agencies, including in response to higher inflation, which could have a material adverse effect on our clients, as well as our business, our employees, and our ability to provide services to our customers;

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the impact of a potential U.S. government shutdown, default by the U.S. government on its debt obligations, or related credit-rating downgrades, on economic activity in the markets in which we operate and, in general, on levels of end market demand in the economy;

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the impact of unfavorable macroeconomic conditions or downturns, instability or volatility in financial markets, unanticipated loan delinquencies, loss of collateral, decreased service revenues, increased business disruptions or failures, reductions in employment, and other potential negative effects on our business, employees or clients caused by factors outside of our control, such as geopolitical instabilities or events (including the Israel-Hamas war); natural and other disasters (including severe weather events); health emergencies; acts of terrorism or other external events;

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the impact of potential instability within the U.S. financial sector in the aftermath of the banking failures in 2023, including the possibility of a run on deposits by a coordinated deposit base, and the impact of the actual or perceived soundness, or concerns about the creditworthiness of other financial institutions, including any resulting disruption within the financial markets, increased expenses, including FDIC insurance premiums, or adverse impact on our stock price, deposits or our ability to borrow or raise capital;

•	the impact of negative public opinion regarding Valley, the Bank or banks in general that damages our reputation and adversely impacts business and revenues;

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greater than expected costs or difficulties related to Valley’s new core banking system implemented in the fourth quarter 2023 and continued enhancements to processes and systems under Valley’s current technology roadmap;

•	the loss of or decrease in lower-cost funding sources within our deposit base;

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damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent, trademark or other intellectual property infringement, misappropriation or other violation, employment related claims, and other matters;

•	a prolonged downturn in the economy, as well as an unexpected decline in commercial real estate values collateralizing a significant portion of our loan portfolio;

•	higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law;

•	the inability to grow customer deposits to keep pace with loan growth;

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a material change in our allowance for credit losses under the current expected credit loss model due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios;

•	the need to supplement debt or equity capital to maintain or exceed internal capital thresholds;

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greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations;

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cyberattacks, ransomware attacks, computer viruses, malware or other cybersecurity incidents that may breach the security of our websites or other systems or networks to obtain unauthorized access to personal, confidential, proprietary or sensitive information, destroy data, disable or degrade service, or sabotage our systems or networks;

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results of examinations by the Office of the Comptroller of the Currency, the Federal Reserve Bank, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities;

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our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings;

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unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other public health crises, acts of terrorism or other external events; and

•	unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors.

A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section in Part I, Item 1A of the 2023 Annual Report and any subsequently filed reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement.

You are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus, which speak only as of the date on which the statements were made. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations or otherwise, except as required by applicable law. We cannot guarantee future results, levels of activity, performance or achievements.

PROSPECTUS SUMMARY

This summary highlights selected information about Valley and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of Valley and the terms of the securities we will offer, you should read carefully this entire prospectus, including the applicable prospectus supplement for the offered securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Company

Valley National Bancorp, headquartered in Morristown, New Jersey, is a New Jersey corporation organized in 1983 and is registered as a bank holding company and a financial holding company with the Federal Reserve under the Bank Holding Company Act of 1956, as amended. At December 31, 2023, Valley had consolidated total assets of $60.9 billion, total net loans of $49.8 billion, total deposits of $49.2 billion and total shareholders’ equity of $6.7 billion.

Valley advertises and identifies itself under the trade names “Valley Bank” and “Valley.”

Valley’s principal subsidiary, Valley National Bank, has been chartered as a national banking association under the laws of the United States since 1927. Valley, through the Bank and its subsidiaries, offers a full suite of national and regional banking solutions through various commercial, private banking, retail, insurance and wealth management financial services products. Valley provides personalized service and customized solutions to assist its customers with their financial service needs. Our solutions include, but are not limited to, traditional consumer and commercial deposit and lending products, commercial real estate financing, asset-based loans, small business loans, equipment financing, insurance and wealth management solutions, and personal financing solutions, such as residential mortgages, home equity loans and automobile financing. Valley also offers niche financial services, including loan and deposit products for homeowners associations, cannabis-related business banking and venture banking, which we offer nationally.

The Bank also provides convenient account access to customers through a number of account management services, including access to more than 200 branch locations across New Jersey, New York, Florida, Alabama, California and Illinois; online, mobile and telephone banking; drive-in and night deposit services; ATMs; remote deposit capture; and safe deposit facilities. In addition, certain international banking services are available to customers, including standby letters of credit, documentary letters of credit and related products, and certain ancillary services, such as foreign exchange transactions, documentary collections, and foreign wire transfers.

Valley’s consolidated subsidiaries include the Bank, as well as subsidiaries with the following primary functions: insurance agencies offering property and casualty, life and health insurance; asset management advisers that are registered as investment advisers with the SEC; registered securities broker-dealers with the SEC and members of the Financial Industry Regulatory Authority; a title insurance agency in New York which also provides services in New Jersey; an advisory firm specializing in the investment and management of tax credits; and a subsidiary which specializes in health care equipment lending and other commercial equipment leases.

Valley’s common stock is traded on Nasdaq under the symbol “VLY.” Our principal executive offices are located at One Penn Plaza in New York, New York 10119, and our telephone number at that address is (973) 305-8800. Our website is located at https://www.valley.com. Information contained on or accessible through our website, other than documents that we file with the SEC and incorporate by reference into this prospectus and any accompanying prospectus supplement, does not constitute part of this prospectus or any accompanying prospectus supplement.

The Securities We May Offer

The descriptions of the offered securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling security holders may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents the terms of which are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

Common Stock

We may sell shares of our common stock, no par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock, no par value per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units

We may sell any combination of one or more of the other securities described in this prospectus together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

An investment in Valley securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect Valley will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	increasing our regulatory capital levels;

•	refinancing, reduction or repayment of debt;

•	investments in, or extensions of credit or capital to, the Bank and our other subsidiaries;

•	financing of possible acquisitions; and

•	expansion of the business.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

PLAN OF DISTRIBUTION

We or any selling security holder may sell the offered securities from time to time through agents, underwriters or dealers, directly to one or more purchasers, or through a combination of any of these methods of distribution. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

To the extent required by law, the applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of offered securities underwritten or purchased by each of them;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any over-allotment options under which underwriters may purchase additional offered securities;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the offered securities may be listed.

LEGAL MATTERS

The validity of the securities of Valley offered hereby will be passed upon for Valley by Gary G. Michael, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Company.

Mr. Michael beneficially owns, directly or indirectly, or has the right to acquire, an aggregate of less than 0.1% of the outstanding common stock of Valley.

Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement or the relevant pricing supplement.

EXPERTS

The consolidated financial statements of Valley National Bancorp as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the approximate expenses payable by Valley in connection with the sale of the securities being registered hereby:

SEC registration fee	$(1)(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)

(1)	Under Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this registration statement.
(2)	The amount of these fees and expenses is not currently determinable.

Item 15. Indemnification of Directors and Officers.

The following is a summary of the statutory, charter and bylaw provisions or other arrangements under which Valley’s directors and officers are insured or indemnified against liability in their capacities as such. Valley is incorporated in New Jersey. The following is only a general summary of certain aspects of New Jersey law and Valley’s Restated Certificate of Incorporation (the “Valley Charter”), in each case dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the New Jersey Business Corporation Act (the “NJBCA”) and Article VI and Article VII of the Valley Charter.

Indemnification. Article VI of the Valley Charter provides that Valley shall indemnify its officers, directors, employees, and agents, and persons serving at its request as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the NJBCA. Article VI also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and empowers Valley to purchase insurance on behalf of any of the persons above against any liability asserted against such person in any such capacity, arising out of such person’s status as such, whether or not Valley would have the power to indemnify such person under the provisions of Article VI.

The NJBCA empowers a New Jersey corporation to indemnify a “corporate agent” against the corporate agent’s expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of the corporate agent being or having been a corporate agent if (a) the agent acted in good faith and in a manner the agent reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe the agent’s conduct was unlawful. For purposes of the NJBCA, the term “corporate agent” includes any present or former director, officer, employee or agent of the corporation, and a person serving as a “corporate agent” at the request of the corporation for any other enterprise, or the legal representative of any such director, officer, employee or agent.

With respect to any derivative action, the corporation is empowered under the NJBCA to indemnify a corporate agent against the agent’s expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of the agent’s being or having been a corporate agent if the agent acted in good faith and in a manner the agent reasonably believed to be in or not opposed to the best interests of the corporation. However, only the New Jersey Superior Court or the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

Under the NJBCA, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, the corporation may indemnify a corporate agent in a specific case (unless ordered by a court with respect to a derivative action) only if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders. The Valley Charter and Valley’s bylaws do not provide otherwise.

In addition to the permissive indemnification discussed above, the NJBCA provides that a corporation is required to indemnify a corporate agent to the extent such corporate agent has been successful on the merits or otherwise in any proceeding or in defense of any claim, issue or matter therein.

Under the NJBCA, expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that the corporate agent is not entitled to be indemnified as provided in the NJBCA.

If a corporation has failed or refused to indemnify a corporate agent as required or permitted under the NJBCA, the agent may apply to a court to grant the requested indemnification. The court may award indemnification to the extent permitted under the NJBCA and must award indemnification to the extent required under the NJBCA, and may allow reasonable expenses to the extent permitted under the NJBCA, if the court finds that the corporate agent has in pleadings or during the course of the proceeding raised genuine issues of fact or law.

The NJBCA further provides that the indemnification and advancement of expenses described above shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that the corporate agent’s acts or omissions (a) were in breach of the duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit. As defined in the NJBCA, an act or omission in breach of a person’s duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which such person has a material conflict of interest.

Under the NJBCA, a New Jersey corporation also has the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against the agent by reason of the agent’s being or having been a corporate agent, whether or not the corporation would have the power to indemnify the agent against such expenses and liabilities under the NJBCA. As permitted under the NJBCA and Article VI of the Valley Charter, Valley maintains directors’ and officers’ liability insurance on behalf of its directors and officers.

Exculpation. Article VII of the Valley Charter provides that a director or officer of Valley shall not be personally liable to Valley or its shareholders for damages for breach of any duty owed to Valley or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to Valley or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. Article VII further provides that if the NJBCA is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of Valley shall be eliminated or limited to the fullest extent permitted by the NJBCA as amended. The NJBCA has not been amended to authorize corporate action to further eliminate or limit personal liability of directors and officers.

Under Article VII of the Valley Charter, any repeal or modification of the foregoing paragraph by Valley shareholders or otherwise shall not adversely affect any right or protection of a director or officer of Valley existing at the time of such repeal or modification.

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

1.1*	Form of Underwriting Agreement

4.1*	Form of Preferred Stock Certificate

4.2*	Form of Senior Debt Security

4.3*	Form of Subordinated Debt Security

4.4*	Form of Depositary Receipt

4.5*	Form of Warrant Certificate

4.6*	Form of Unit Certificate

4.7*	Form of Certificate of Designation of Preferred Stock

4.8	Form of Senior Debt Indenture

4.9	Form of Subordinated Debt Indenture

4.10*	Form of Deposit Agreement for Depositary Shares

4.11*	Form of Warrant Agreement

4.12*	Form of Unit Agreement

5.1	Opinion of Gary G. Michael regarding the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Gary G. Michael (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Debt Indenture

25.2	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Debt Indenture

107	Filing Fee Table

*	To be filed, if necessary, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Morristown, State of New Jersey, on the fifth day of April, 2024.

VALLEY NATIONAL BANCORP

By:	/s/ Gary G. Michael
Name:	Gary G. Michael
Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ira Robbins, Michael D. Hagedorn and Gary G. Michael as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ira Robbins Ira Robbins	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 5, 2024

/s/ Michael D. Hagedorn Michael D. Hagedorn	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 5, 2024

/s/ Mitchell L. Crandell Mitchell L. Crandell	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 5, 2024

/s/ Andrew B. Abramson Andrew B. Abramson	Director	April 5, 2024

/s/ Peter J. Baum Peter J. Baum	Director	April 5, 2024

/s/ Eric P. Edelstein Eric P. Edelstein	Director	April 5, 2024

/s/ Dafna Landau Dafna Landau	Director	April 5, 2024

/s/ Marc J. Lenner Marc J. Lenner	Director	April 5, 2024

/s/ Avner Mendelson Avner Mendelson	Director	April 5, 2024

/s/ Peter V. Maio Peter V. Maio	Director	April 5, 2024

/s/ Kathleeen C. Perrott Kathleen C. Perrott	Director	April 5, 2024

/s/ Suresh L. Sani Suresh L. Sani	Director	April 5, 2024

/s/ Lisa J. Schultz Lisa J. Schultz	Director	April 5, 2024

/s/ Jennifer W. Steans Jennifer W. Steans	Director	April 5, 2024

/s/ Jeffrey S. Wilks Jeffrey S. Wilks	Director	April 5, 2024

/s/ Dr. Sidney S. Williams, Jr. Dr. Sidney S. Williams, Jr.	Director	April 5, 2024